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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2001
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                    Internet Commerce & Communications, Inc.
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               (Exact name of Registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

       001-12063                                           84-1322326
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(Commission File Number)                       (IRS Employee Identification No.)

7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado      80111
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           (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code (303) 414-7100
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                    Internet Commerce & Communications, Inc.
           999 Eighteenth Street, Suite 2201, Denver, Colorado 80202
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          (Former name or former address, if changed since last report)

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Item 2. Disposition of Assets

         By Order entered on October 30, 2001, the Bankruptcy Court for the District of Colorado approved the sale substantially all of the assets of Internet Commerce & Communications, Inc. (IC&C) to ICC Speed Cell L.L.C., a Colorado limited liability company (Speed Cell), Excluded from the sale were all accounts receivable, the rights under the contract with EarthLink, and the assets associated with the Tucson, AZ office.

         The consideration for the sale was the sum of $1,100,000, cash, payable on or before November 13, 2001, and the assumption by Speed Cell of certain liabilities of IC&C. The sales price was negotiated by the Seller and Purchaser in good faith, and from arm's length bargaining positions. IC&C, and its officers and directors, hold no interest in Speed Cell and Speed Cell and its officers and directors hold no interest in IC&C.

         Speed Cell is a unit of Texas-based Speed Cell Communication, LLC, Ron Pitcock, President and CEO of Speed Cell is a 27-year veteran in broadband communication, including cable television, telephone and wireless communications platforms. He founded and served as President of Denver-based High Speed Access Corp., and is also co-founder of Texas-based Speed Cell Communications, LLC.

         The Speed Cell operations will be conducted at the offices at 7100 E. Belleview Ave., Suite 201., Greenwood Village, CO, which were formerly occupied by IC&C. IC&C will also continue to maintain an office at this address.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Internet Commerce & Communications, Inc.
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                                               (Registrant)

   Date: November 7, 2001   By: /s/ DOUGLAS H. HANSON
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                                Douglas H. Hanson
                                Chairman, Chief Executive Officer, and President